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                        SECURITY FINANCIAL BANCORP, INC.
                          TAX INDEMNIFICATION AGREEMENT

     This AGREEMENT (this "Agreement") is made effective as of December 30, 2002, by and between Security Financial Bancorp, Inc. (the "Company"), a corporation organized under the laws of Delaware with its principal offices at 9321 Wicker Avenue, St. John, Indiana 46373 and John P. Hyland ("Executive").

     WHEREAS, the Company wishes to provide Executive with indemnification for taxes payable by Executive by reason of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, upon the terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   TERM.

     This Agreement shall be in effect with respect to payments made in connection with any "change in control or ownership" (as such phase is defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), occurring on or prior to December 31, 2005.

2. For any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Code (or any successor provision thereto), with respect to any payment in the nature of compensation made by the Company, Security Federal Bank & Trust (the "Bank") or their affiliates or successors to (or for the benefit of) Executive pursuant to any agreement or otherwise (including this Agreement), the Company or its successors shall pay to Executive an amount determined under the following formula:

     An amount equal to: (E x P) + X

WHERE:

     X    =                        E x P
              ----------------------------------------------
              1 - [(FI x (1 - SLI)) + SLI + E [+ M + PO]]


     E    =   the rate at which the excise tax is assessed under Section 4999 of the Code; and

     P    =   the amount with respect to which such excise tax is assessed, determined without regard to this Section 2; and

     FI   =   the highest marginal rate of federal income, employment, and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year in question; and

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     SLI  =   the sum of the highest marginal rates of income and payroll tax applicable to Executive under applicable state and local laws for the taxable year in question; and

     M    =   highest marginal rate of Medicare tax; and

     PO   =   adjustment for phase out of or loss of deduction, personal exemption or other similar items.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement or otherwise and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 2 shall be made to Executive on the earliest of (i) the date the Company is required to withhold such tax, (ii) the date the tax is required to be paid by Executive, or (iii) at the time of the change in control or ownership (as such phrase is defined under Section 280G of the Code or the regulations promulgated thereunder). Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that the Company or its successors provide Executive with a full tax gross-up under the provisions of this Agreement, such that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The tax gross-up may be adjusted if alternative minimum tax rules are applicable to Executive.

     Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the amount determined as "P," above (such greater amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Company's independent accountants shall determine the amount (the "Adjustment Amount") the Company must pay to Executive, in order to put Executive (or the Company, as the case may be) in the same position as Executive (or the Company, as the case may be) would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent accountants shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to Executive.

     In each calendar year that Executive receives payments or benefits under any arrangement with the Company, the Bank, their affiliates or successors, Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent accountants of the Company as described above. The Company shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's and other counsel fees, interest, fines and penalties) which Executive incurs as a result of reporting such information. Executive shall promptly notify the Company in writing whenever Executive receives notice of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Agreement is being reviewed or is in dispute. The Company shall assume control, at its expense, over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for

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Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Agreement) and Executive shall cooperate fully with the Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Company may have in connection therewith without prior consent to the Company.

3.   SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

4.   HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

5.   GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Indiana, unless pre-empted by federal law.

6.   ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

7.   PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

8.   SUCCESSOR TO THE COMPANY.

     The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of and on the date first written above.


ATTEST:                                 SECURITY FINANCIAL BANCORP, INC.


/s/ Edwina Golec                        By: /s/ John Wm. Palmer
-----------------------------------         ------------------------------------
                                            For the Entire Board of Directors

           [SEAL]




WITNESS:                                    EXECUTIVE

/s/ Joann Halterman                         /s/ John P. Hyland
-----------------------------------         -----------------------------------

                                            John P. Hyland